Exhibit 10.4

                             FIRST AMENDMENT TO THE
                             JPS TEXTILE GROUP, INC.
                  1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN


                  WHEREAS, JPS Textile Group, Inc. (the "Company") has previously adopted the JPS Textile Group, Inc. 1997 Incentive and Capital Accumulation Plan (the "Plan"); and

                  WHEREAS, the Board of Directors of the Company desires to increase the aggregate number of shares of Common Stock that may be granted under the Plan and that may be granted to any individual, subject to approval by the shareholders of the Company;

                  NOW, THEREFORE, the Plan is hereby amended, effective February 28, 1999, but subject to approval by the shareholders of the Company, to restate
Section 5 thereof in its entirety as follows:

                  5. Common Stock Available Under the Plan. The aggregate number of shares of Common Stock that may be subject to Benefits, including Stock Options, granted under this Plan shall be 1,353,485 shares of Common Stock which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 12 hereof. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 1,353,485, provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options and Stock Appreciation Rights may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 525,000 (in each case, subject to adjustments made in accordance with Section 12 hereof). Other than those shares of Common Stock subject to Benefits that are cancelled or terminated as a result of the Committee's exercise of its discretion with respect to Performance-Based Awards as provided for in Section 11 hereof, any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to performance Awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a Stock Option or Stock Appreciation Right shall again be available for Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits but shall not apply for purposes of determining the maximum number of shares of common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that may be granted to any individual participant under the Plan.

                  IN ALL OTHER RESPECTS, the Plan is hereby ratified and confirmed.




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